UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2014

RESTORGENEX CORPORATION

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East

6th Floor

Los Angeles, California 90067

(Address of principal executive offices)

(310) 526-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In connection with the closing of the Mergers described in Item 2.01, below, RestorGenex Corporation (the “Company”) entered into an employment agreement with David Sherris, Ph.D. pursuant to which Dr. Sherris was appointed Chief Scientific Officer of the Company and President of the Company’s Paloma/VasculoMedics divisions. Under the agreement, he is to be employed for an initial period of three years. During the term he is to receive a base salary of $345,000 and is eligible for a bonus of up to 50% of his base salary upon meeting certain milestones established by the Board of Directors or Compensation Committee upon consultation with Dr. Sherris. Dr. Sherris is also eligible for grants under the Company’s Incentive Compensation Plan.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 3, 2013, the Company entered into an Agreement and Plan of Merger (the “Paloma Merger Agreement”) with Paloma Merger Sub, Inc., a wholly owned subsidiary of the Company (“Paloma Merger Sub”), Paloma Pharmaceuticals, Inc. (“Paloma”) and David Sherris, Ph.D, as founding stockholder and Holder Representative pursuant to which the Company agreed to acquire all of the capital stock of Paloma (the “Paloma Merger”) with Paloma becoming a wholly owned subsidiary of the Company. The Company agreed to issue an aggregate of 2,500,000 post reverse split common shares to the holders of Paloma Common Stock and its derivative securities and to assume promissory notes of Paloma (the “Paloma Notes”) in the aggregate amount (principal and interest) of approximately $1,130,500 as of March 3, 2014 to be paid on the first anniversary of the closing of the Paloma Merger. The consummation of the Paloma Merger was effective on March 28, 2014.

Also on March 3, 2014, the Company entered into an Agreement and Plan of Merger (the “VasculoMedics Merger Agreement”) with VasculoMedics Acquisition, Inc., a wholly owned subsidiary of the Company (“VasculoMedics Merger Sub”), VasculoMedics, Inc. (“VasculoMedics”) and Sherris pursuant to which the Company agreed to acquire all of the capital stock of VasculoMedics (the “VasculoMedics Merger”) with VasculoMedics becoming a wholly owned subsidiary of the Company. The Company agreed to issue an aggregate of 220,000 post reverse split common shares to the VasculoMedics stockholders. The VasculoMedics Merger was effective on March 28, 2014.

Paloma is a clinical stage drug development company that is utilizing its existing technology to develop drugs that treat various diseases including dermatology (psoriasis, atopic dermatitis, rosacea, scar formation, bullous diseases, Dupuytren’s disease), cancer, ocular diseases (macular degeneration, diabetic retinopathy, proliferative vitreoretinopathy), neurodegenerative and central nervous system (infantile spasm, Huntington’s disease), fibrotic disease (pulmonary), biodefense (radioprotective, radiomitigant) and anti-infectives (HIV), with initial focus on dermatology, cancer and ocular diseases.. VasculoMedics is engaged in the business of developing orally available small molecular inhibitors.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

In connection with the closing of the Paloma Merger, the Company agreed to assume the Paloma Notes in the aggregate amount (principal and interest) of approximately $1,130,500 as of March 3, 2014 to be paid on March 28, 2015.

2

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Paloma Merger Agreement, the Company will issue to the stockholders of Paloma an aggregate of 2,500,000 post reverse split restricted shares of the Company’s Common Stock, and pursuant to the VasculoMedicsa Merger Agreement, the Company will issue an aggregate of 220,000 post reverse split restricted shares of the Company’s Common Stock to the direct and/or indirect stockholders of VasculoMedics. The shares of the Company’s common stock issued in connection with the Mergers were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements. Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the closing of the Paloma Merger described in Item 1,02, above, the Company entered into an employment agreement with David Sherris, Ph.D., pursuant to which Dr. Sherris was appointed Chief Scientific Officer of the Company and President of the Company’s Paloma/VasculoMedics divisions. Under the employment agreement with Dr. Sherris, he is to be employed for an initial period of three years. During the initial year of his employment term, he is to receive a base salary of $345,000 and is eligible for a bonus of up to 50% of his base salary upon meeting certain milestones as determined by the Compensation Committee of the Board upon consulting with Dr. Sherris. Dr. Sherris is also eligible for grants of awards under the Company’s Incentive Compensation Plan.

Changes to the Board of Directors and Executive Officers. Upon the closing of the Paloma Merger, pursuant to the Paloma Merger Agreement, David Sherris, Ph.D. was appointed by the Company’s board of directors as a director of the Company. In addition, upon the closing of the Paloma Merger, Dr. Sherris was appointed as Chief Scientific Officer of the Company and President of its Paloma/VasculoMedics divisions.

Dr. Sherris, age 61, founded Paloma in 2005 and has served as its President since its founding. Prior thereto, Dr. Sherris was Chief Executive Officer and founder of a consulting/out-sourcing concern, Sherris Pharma Partners, with a focus on business development and R&D strategy, with a niche focus in angiogenesis and vascular targeting. In addition, Dr. Sherris has worked with venture capital companies where he has both advised and raised seed money for biotech startups. Prior to his starting Sherris Pharma Partners, Dr. Sherris had been employed by pharmaceutical and biotechnology companies to manage external R&D (academic groups and contract research organizations) to augment and expand internal scientific programs. Dr. Sherris has been a frequently invited guest speaker at biopharmaceutical business and scientific conferences, a published author and holder of patents in a wide range of therapeutic areas. Dr. Sherris has held positions at Centocor, Unilever Research, Serono and OXiGENE where he was Chief Operating Office and Vice President of Research and Development, as well as Chief Operating Officer of a joint venture between OXiGENE and Peregrine Pharmaceuticals, Arcus LLC. Dr. Sherris received his Ph.D. in Biochemistry from the University of Utah, held a postdoctoral position in immunology at the Jackson Laboratory and a faculty position in the Department of Medicine, Division of Clinical Immunology at the Mt. Sinai Medical Center, New York, New York.

ITEM 8.01	OTHER EVENTS

On April 1, 2014, the Company issued a press release with respect to the closing of the Paloma Merger and the VasculoMedics Merger. A copy of the press release is furnished as Exhibit 99.1 hereto.

The Company has also received consents from the former holders of the capital stock of Canterbury Laboratories LLC and Hygeia Therapeutics Inc. to extend the date to April 30, 2014 by which the Company is required to raise at least $7,500,000 in gross proceeds.

3

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Any financial statements required will be filed with the SEC by amendment pursuant to the Item 9.03(a)(4) no later than June 12, 2014.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and David Sherris, Ph.D.
99.1	Press Release dated April 1, 2014 issued by the Company.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2014	RESTORGENEX CORPORATION

	By:	/s/ Stephen M. Simes
Stephen M. Simes, Chief Executive Officer

5